Exhibit 99.1

News Release	Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, WI 53202
414 765-7700 Main
414 298-2921 Fax
mibank.com

For Release:	Immediately
Contact:	Greg Smith, senior vice president, chief financial officer 414 765-7727 Dave Urban, vice president, director of investor relations 414 765-7853

MARSHALL & ILSLEY CORPORATION REPORTS CORE OPERATING EARNINGS OF $0.85 PER SHARE FOR 2007 THIRD QUARTER

●

Despite challenging operating environment, core businesses healthy.

●

Economic conditions led to margin diminution and higher non-performing loans.

●

Strong fee income growth and continued expense discipline boosted results.

●

Metavante achieved record $407 million in quarterly revenue.

Milwaukee, Wis. – October 17, 2007 – Marshall & Ilsley Corporation (NYSE: MI) (M&I) today reported 2007 third quarter core operating income of $225.3 million, or $0.85 per share, as compared to $210.9 million, or $0.81 per share, in the third quarter of 2006. On a GAAP basis, the Corporation reported 2007 third quarter net income of $219.9 million, or $0.83 per share, as compared to $238.9 million, or $0.92 per share, in the third quarter of 2006. As reported for the third quarter of 2007, the $5.4 million difference between core operating income and GAAP net income only reflects the costs associated with the transaction to separate Metavante and M&I that was announced on April 3, 2007. As reported for the third quarter of 2006, the $28.0 million difference between core operating income and GAAP net income reflects the gain for certain interest rate swaps due to a change in the interpretation of certain accounting rules as announced in October 2006.

During the third quarter of 2007, the Corporation realized $13.9 million in pre-tax gains. The provision for loan and lease losses increased $15.5 million compared with the prior quarter.

Return on average assets based on core operating income for the third quarter was 1.51 percent, as compared to 1.53 percent for the same period in 2006. Return on average equity based on core operating income was 13.2 percent this quarter as compared to 14.2 percent for the third quarter of 2006.

2007 Third Quarter Key Performance Highlights

●

On an acquisition-adjusted basis, average loans and leases increased 6 percent over the third quarter of 2006 and average bank-issued deposits rose 4 percent versus the same period last year.

●

Net interest margin was 3.10 percent, down 7 basis points on a linked quarter basis.

●

Net charge-off ratio was 23 basis points, an increase of 1 basis point on a linked quarter basis and 15 basis points from the same period last year.

●

Core operating non-interest revenue rose 14.2 percent compared with the same period in 2006. Metavante’s total revenue increased 9 percent over the third quarter of 2006. Wealth Management’s total revenue rose 22 percent over the same period last year.

●

Core operating non-interest expense increased 4.5 percent compared with the same period in 2006. On a linked quarter basis, this category fell $2.6 million or 0.5 percent.

●

Bank efficiency ratio without Metavante was 49.9 percent, down 2.5 percentage points from the same period last year. On a linked quarter basis, this ratio dropped 1.4 percentage points.

●

Tangible equity ratio was 6.42 percent at September 30, 2007—up 89 basis points from September 30, 2006.

“Our third quarter results reflect the challenging operating environment that confronts domestic banks; although, we continue to view our core businesses as healthy and having a good growth profile,” said Greg Smith, senior vice president and chief financial officer, Marshall & Ilsley Corporation. “In this quarter, we have continued to address our non-performing loans and seen margin diminution. On the other side of the ledger, we have seen improved loan growth in many of our markets, double digit earnings growth in Wealth Management, strong net income contribution from Metavante, and continued expense discipline.”

Loan and Core Deposit Growth

On an acquisition-adjusted basis, M&I’s average loans and leases totaled $44.1 billion for the third quarter of 2007, reflecting an increase of $2.5 billion or 6 percent compared to the third quarter of 2006. The Corporation’s average bank-issued deposits totaled $27.5 billion for the third quarter of 2007, reflecting organic growth of $1.0 billion or 4 percent over the third quarter of 2006.

Net Interest Income

The Corporation’s net interest income (FTE) rose $7.0 million to $407.5 million in the third quarter of 2007—up 2 percent compared to the third quarter of 2006. The net interest margin was 3.10 percent, down 7 basis points on a linked quarter basis.

Asset Quality

M&I’s provision for loan and lease losses was $41.5 million in the third quarter of 2007, versus $10.3 million in the same period last year. Net charge-offs for the period were $26.0 million, or 0.23 percent of total average loans and leases outstanding this quarter, and $8.1 million a year ago or 0.08 percent of total average loans and leases. At September 30, 2007 and 2006, the allowance for loan and lease losses was 1.01 percent of total loans and leases. Non-performing loans and leases were 1.01 percent of total loans and leases at September 30, 2007, compared to 0.53 percent at September 30, 2006. On a linked quarter basis, the non-performing loan ratio increased 12 basis points.

“In July, we indicated we saw some signs of credit trend stabilization,” said Smith. “At that time, we observed some large credits move out of non-performing status. In the second quarter, there were some signs the housing market was stabilizing, but as the third quarter progressed, it became clear the housing market was continuing to deteriorate. Today, we believe it is possible we will see future increases in non-performing loans, some of which is dependant upon changing economic conditions.”

“We continue to aggressively manage our non-performing loans with the expectation that charge-offs over time will trend to our historical average. For the next few quarters, we do not expect net charge-offs to vary substantially from this quarter’s level at this point in the credit cycle. Even with the higher non-performing and charge-off levels, we continue to remain comfortable with our underwriting discipline and the risks in our loan portfolio.”

Non-Interest Revenue

M&I’s core operating non-interest revenue generating businesses produced solid growth rates during the third quarter of 2007 compared to 2006. Total core operating non-interest revenue was $545.3 million for the current quarter, an increase of $68.0 million or 14.2 percent compared with the same period in 2006. This increase included improved revenue from data processing services (Metavante) and wealth management. Metavante achieved a record $407 million in quarterly revenue. Wealth Management’s total revenue rose 22 percent over the same period last year.

Non-Interest Expense

The Corporation’s core operating non-interest expense was $571.4 million for the current quarter, an increase of 4.5 percent compared with the same period in 2006. On a linked quarter basis, this category decreased $2.6 million or 0.5 percent. Salaries and employee benefits totaled $312.0 million for the third quarter of 2007, and were relatively unchanged compared to the third quarter of 2006. The bank efficiency ratio without Metavante was 49.9 percent, down 2.5 percentage points from the same period last year.

Year-to-Date Results

Core operating income for the nine months ended September 30, 2007 amounted to $666.0 million, or $2.52 per share, as compared to $601.4 million, or $2.38 per share, for the nine months ended September 30, 2006. Core operating earnings per share grew 6 percent. On a GAAP basis, the Corporation reported net income of $657.0 million, or $2.49 per share, as compared to $602.5 million, or $2.38 per share, for the nine months ended September 30, 2007 and 2006, respectively. For the nine months ended September 30, 2007, the $9.0 million difference between core operating income and GAAP net income only reflects the costs associated with the transaction to separate Metavante and M&I that was announced on April 3, 2007. For the nine months ended September 30, 2006, the $1.1 million difference between core operating income and GAAP net income reflects the gain for certain interest rate swaps due to a change in the interpretation of certain accounting rules as announced in October 2006.

Balance Sheet and Capital Management

M&I’s consolidated assets and common shareholders’ equity were $60.8 billion and $7.0 billion, respectively, at September 30, 2007, compared to $55.5 billion and $6.0 billion, respectively, at September 30, 2006. There were 267.1 million common shares outstanding at September 30, 2007, compared to 254.8 million outstanding at September 30, 2006. The Corporation has a Stock Repurchase Program authorization under which up to 12 million shares of the Corporation’s common stock can be repurchased annually. In the third quarter of 2007, there were no significant repurchases of common shares. M&I’s tangible equity ratio was 6.42 percent at September 30, 2007—up 89 basis points from September 30, 2006.

“We did not buy back as much stock as we expected this quarter, specifically shares related to the SPACES settlement,” said Smith. “Although we retired 6.8 million shares in the second quarter through repurchases and the Excel acquisition restructuring, we did not retire the incremental 2.4 million shares issued through the SPACES settlement. We expect to reinitiate our buy back activity during the fourth quarter after the Metavante spin occurs, subject to market conditions.”

Conference Call

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. Central Daylight Time Wednesday, October 17, regarding third quarter earnings. For those interested in listening, please call 1-888-711-1825 and ask for M&I’s quarterly earnings release conference call. If you are unable to join us at this time, a replay of the call will be available beginning at 2:30 p.m. on October 17 and will run through 5:00 p.m. October 24, by calling 1-800-642-1687 and entering pass code 165 72 089 to listen.

Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on October 17.

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About Marshall & Ilsley Corporation

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $60.8 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank, with 192 offices throughout the state. In addition, M&I has 49 locations throughout Arizona; 30 offices along Florida’s west coast and in central Florida; 14 offices in Kansas City and nearby communities; 22 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; three offices in Tulsa, Okla.; and one office in Las Vegas, Nev. M&I’s Southwest Bank subsidiary has 17 offices in the greater St. Louis area. Metavante Corporation, a wholly owned subsidiary, provides a full array of technology products and services for the financial services industry. On April 3, 2007, Marshall & Ilsley Corporation announced its plans to split Metavante Corporation and Marshall & Ilsley Corporation into independent publicly traded companies. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

Forward-Looking Statements

This press release contains forward-looking statements concerning M&I’s future operations and financial results. Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) the factors identified in M&I’s Annual Report on Form 10-K for the year ended December 31, 2006 under the heading “Forward-Looking Statements” which factors are incorporated herein by reference, and (ii) such other factors as may be described from time to time in M&I’s SEC filings.

This press release contains non-GAAP financial measures for the three and nine months ended September 30, 2007 and 2006, as a supplement to the Corporation’s GAAP financial results. The

Corporation believes that these non-GAAP financial measures are useful because they allow investors to assess, on a consistent basis, the Corporation’s core operating performance, exclusive of items which management believes are not indicative of the operations of the Corporation such as the change in the accounting for derivatives and the costs associated with the transaction to separate Metavante and M&I. Management uses such non-GAAP financial measures to evaluate financial results and to establish operational goals. These non-GAAP financial measures should be considered a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP. For a reconciliation of non-GAAP financial measures to the comparable financial measures calculated in accordance with GAAP, please see the reconciliation table included in the attachment to this press release.

Marshall & Ilsley Corporation
Financial Information
(unaudited)

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2007	2006	Change	2007	2006	Change
PER SHARE DATA
Diluted:
Core Operating Income	$0.85	$0.81	4.9%	$2.52	$2.38	5.9%
Net Income	0.83	0.92	-9.8	2.49	2.38	4.6

Basic:
Core Operating Income	0.86	0.83	3.6	2.58	2.43	6.2
Net Income	0.84	0.94	-10.6	2.54	2.44	4.1

Dividend Declared	0.31	0.27	14.8	0.89	0.78	14.1
Book Value	26.45	23.51	12.5	26.45	23.51	12.5
Shares Outstanding (millions):
Average - Diluted	266.3	259.7	2.5	264.2	252.8	4.5
End of Period	267.1	254.8	4.8	267.1	254.8	4.8

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$407.5	$400.5	1.7%	$1,207.8	$1,118.1	8.0%
Provision for Loan and Lease Losses	41.5	10.3	305.1	84.7	32.3	162.2

Data Processing Services	375.1	339.5	10.5	1,095.3	1,027.5	6.6
Wealth Management	66.5	54.6	21.9	192.8	163.7	17.8
Service Charge on Deposits	29.3	25.7	14.1	83.3	73.3	13.6
Mortgage Banking	6.5	14.4	-54.9	28.6	40.3	-29.0
Net Investment Securities Gains	8.9	4.5	97.0	29.9	6.6	353.3
Gains (Losses) Related to Firstsource	0.0	-	n.m.	7.0	-	n.m.
All Other	59.0	38.6	53.0	152.5	119.8	27.3
Total Non-Interest Revenues	545.3	477.3	14.2	1,589.4	1,431.2	11.1

Salaries and Employee Benefits	312.0	314.3	-0.7	926.9	898.8	3.1
Occupancy and Equipment	61.8	61.8	-0.1	183.4	183.5	0.0
Intangible Amortization	12.5	12.1	3.0	36.1	33.0	9.2
Other	185.1	158.4	16.9	550.4	480.7	14.5
Total Non-Interest Expenses	571.4	546.6	4.5	1,696.8	1,596.0	6.3

Tax Equivalent Adjustment	7.0	7.3	-4.1	21.1	23.0	-8.3
Pre-Tax Core Operating Earnings	332.9	313.6	6.1	994.6	898.0	10.8
Income Taxes	107.6	102.7	4.6	328.6	296.6	10.8

Core Operating Income	$225.3	$210.9	6.9%	$666.0	$601.4	10.8%

Metavante Transaction Costs, net of tax	(5.4)	-	n.m.	(9.0)	-	n.m.
Derivative Gain - Discontinued Hedges, net of tax	-	28.0	n.m.	-	1.1	n.m.

Net Income	$219.9	$238.9	-7.9%	$657.0	$602.5	9.0%

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	3.10%	3.29%		3.17%	3.27%
Interest Spread (FTE)	2.48	2.67		2.54	2.67

Based on Core Operating Activities
Efficiency Ratio	60.3	62.6		61.2	62.8
Efficiency Ratio without Metavante	49.9	52.4		50.5	50.9
Return on Assets	1.51	1.53		1.54	1.56
Return on Equity	13.22	14.22		13.67	14.69

Equity / Assets (End of Period)	11.56	10.73		11.56	10.73

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	As of September 30,		Percent
	2007	2006	Change
ASSETS ($millions)
Cash & Due From Banks	$1,081	$1,250	-13.6%
Trading Securities	53	45	17.0
Short - Term Investments	718	254	182.9
Investment Securities	7,257	7,349	-1.2
Loans and Leases:
Commercial Loans & Leases	13,569	12,327	10.1
Commercial Real Estate	15,689	14,284	9.8
Residential Real Estate	9,700	8,611	12.7
Home Equity Loans & Lines	4,304	4,416	-2.5
Personal Loans and Leases	1,709	1,627	5.0
Total Loans and Leases	44,971	41,265	9.0
Reserve for Loan & Leases Losses	(453)	(417)	8.5
Premises and Equipment, net	601	568	5.8
Goodwill and Intangibles	3,490	3,221	8.3
Other Assets	3,050	1,948	56.5
Total Assets	$60,768	$55,483	9.5%

LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$5,534	$5,566	-0.6%
Bank Issued Interest Bearing Activity	13,385	12,141	10.2
Bank Issued Time	8,406	8,007	5.0
Total Bank Issued Deposits	27,325	25,714	6.3
Wholesale Deposits	6,467	7,746	-16.5
Total Deposits	33,792	33,460	1.0
Short - Term Borrowings	9,835	7,006	40.4
Long - Term Borrowings	8,142	7,489	8.7
Other Liabilities	1,977	1,572	25.8
Shareholders' Equity	7,022	5,956	17.9
Total Liabilities & Shareholders' Equity	$60,768	$55,483	9.5%

	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2007	2006	Change	2007	2006	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$1,067	$1,039	2.8%	$1,054	$1,017	3.7%
Trading Securities	49	54	-8.3	49	46	7.7
Short - Term Investments	395	302	30.5	316	331	-4.6
Investment Securities	7,471	7,167	4.2	7,513	6,877	9.2
Loans and Leases:
Commercial Loans & Leases	13,265	12,088	9.7	12,983	11,474	13.2
Commercial Real Estate	15,408	14,065	9.6	14,873	12,755	16.6
Residential Real Estate	9,577	8,395	14.1	9,377	7,890	18.9
Home Equity Loans and Lines	4,248	4,474	-5.1	4,255	4,591	-7.3
Personal Loans and Leases	1,616	1,586	1.9	1,563	1,640	-4.8
Total Loans and Leases	44,114	40,608	8.6	43,051	38,350	12.3
Reserve for Loan & Leases Losses	(444)	(420)	5.7	(434)	(402)	7.9
Premises and Equipment, net	597	570	4.8	587	544	7.9
Goodwill and Intangibles	3,492	3,169	10.2	3,385	2,937	15.3
Other Assets	2,483	2,095	18.5	2,302	1,990	15.7
Total Assets	$59,224	$54,584	8.5%	$57,823	$51,690	11.9%

Memo:
Average Earning Assets	$52,029	$48,131		$50,929	$45,604
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$52,118	$48,250		$50,990	$45,699

AVG LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$5,489	$5,462	0.5%	$5,414	$5,271	2.7%
Bank Issued Interest Bearing Activity	13,380	12,027	11.3	12,978	11,383	14.0
Bank Issued Time	8,629	7,980	8.1	8,461	7,066	19.7
Total Bank Issued Deposits	27,498	25,469	8.0	26,853	23,720	13.2
Wholesale Deposits	6,724	7,452	-9.8	6,452	7,347	-12.2
Total Deposits	34,222	32,921	4.0	33,305	31,067	7.2
Short - Term Borrowings	4,491	3,664	22.6	4,347	3,485	24.7
Long - Term Borrowings	11,902	10,366	14.8	11,824	9,944	18.9
Other Liabilities	1,848	1,773	4.2	1,831	1,744	5.0
Shareholders' Equity	6,761	5,860	15.4	6,516	5,450	19.6
Total Liabilities & Shareholders' Equity	$59,224	$54,584	8.5%	$57,823	$51,690	11.9%

Memo:
Average Interest Bearing Liabilities	$45,126	$41,489		$44,062	$39,225

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	Three Months Ended September 30,		Percent	Nine Months Ended September 30,		Percent
	2007	2006	Change	2007	2006	Change
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$26.0	$8.1	222.4%	$64.3	$24.0	168.6%
Net Charge-Offs / Average Loans & Leases	0.23%	0.08%		0.20%	0.08%
Loan and Lease Loss Reserve ($millions)	$452.7	$417.4	8.5%	$452.7	$417.4	8.5%
Loan and Lease Loss Reserve / Period-End Loans & Leases	1.01%	1.01%		1.01%	1.01%
Non-Performing Loans & Leases (NPL) ($millions)	$453.6	$219.2	106.9%	$453.6	$219.2	106.9%
NPL's / Period-End Loans & Leases	1.01%	0.53%		1.01%	0.53%
Loan and Lease Loss Reserve / Non-Performing Loans & Leases	100%	190%		100%	190%

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	7.61%	7.62%		7.60%	7.31%
Commercial Real Estate	7.51	7.63		7.56	7.34
Residential Real Estate	7.14	7.12		7.25	7.00
Home Equity Loans and Lines	7.51	7.49		7.53	7.22
Personal Loans and Leases	7.69	7.40		7.77	7.11
Total Loans and Leases	7.47	7.49		7.51	7.24
Investment Securities	5.21	5.20		5.26	5.19
Short - Term Investments	5.28	5.12		5.09	4.78
Interest Income (FTE) / Avg. Interest Earning Assets	7.12%	7.13%		7.16%	6.90%
Interest Bearing Deposits:
Bank Issued Interest Bearing Activity	3.60%	3.47%		3.58%	3.22%
Bank Issued Time	4.98	4.55		4.92	4.27
Total Bank Issued Deposits	4.14	3.90		4.11	3.62
Wholesale Deposits	5.16	5.00		5.12	4.75
Total Interest Bearing Deposits	4.38	4.20		4.34	3.94
Short - Term Borrowings	5.17	5.39		5.21	5.07
Long - Term Borrowings	5.09	4.84		5.05	4.69
Interest Expense / Avg. Interest Bearing Liabilities	4.64%	4.46%		4.62%	4.23%
Net Interest Margin(FTE) / Avg. Earning Assets	3.10%	3.29%		3.17%	3.27%
Interest Spread (FTE)	2.48%	2.67%		2.54%	2.67%

Notes:
(a) Includes Loans past due 90 days or more.
(b) Based on average balances excluding fair value adjustments for available for sale securities

Marshall & Ilsley Corporation
Financial Information
(unaudited)

Reconciliation of Core Operating Income to Net Income
	Three Months Ended
	September 30, 2007		September 30, 2006
	Amount	Per	Amount	Per
	($ in millions)	Diluted Share	($ in millions)	Diluted Share
Total Non-Interest Revenues (Core Operating)			$477.3
Derivative Gain - Discontinued Hedges			43.8
Total Non-Interest Revenues (GAAP)			$521.1

Total Non-Interest Expenses (Core Operating)	$571.4
Metavante Transaction Costs	5.4
Total Non-Interest Expenses (GAAP)	$576.8

Pre-Tax Core Operating Earnings	$332.9		$313.6
Metavante Transaction Costs	(5.4)		-
Derivative Gain - Discontinued Hedges	-		43.8
Pre-Tax Earnings (GAAP)	$327.5		$357.4

Income Taxes - Core Operating Income	$107.6		$102.7
Tax Benefit on Metavante Transaction Costs	-		-
Tax Provision on Derivative Gain - Discontinued Hedges	-		15.8
Income Taxes (GAAP)	$107.6		$118.5

Core Operating Income	$225.3	$0.85	$210.9	$0.81
Metavante Transaction Costs, net of tax	(5.4)	(0.02)	-	-
Derivative Gain - Discontinued Hedges, net of tax	-	-	28.0	0.11
Net Income (GAAP)	$219.9	$0.83	$238.9	$0.92

Average Shareholders' Equity Core Operating Activities			$5,883
Cumulative Derivative Adjustments - Discontinued Hedges, net of tax			(23)
Average Shareholders' Equity (GAAP)			$5,860

Based on GAAP
Efficiency Ratio	60.9%		59.6%
Efficiency Ratio without Metavante	50.8		48.5
Return on Assets	1.47		1.74
Return on Equity	12.91		16.17

	Nine Months Ended
	September 30, 2007		September 30, 2006
	Amount	Per	Amount	Per
	($ in millions)	Diluted Share	($ in millions)	Diluted Share
Total Non-Interest Revenues (Core Operating)			$1,431.2
Derivative Gain - Discontinued Hedges			1.8
Total Non-Interest Revenues (GAAP)			$1,433.0

Total Non-Interest Expenses (Core Operating)	$1,696.8
Metavante Transaction Costs	9.4
Total Non-Interest Expenses (GAAP)	$1,706.2

Pre-Tax Core Operating Earnings	$994.6		$898.0
Metavante Transaction Costs	(9.4)		-
Derivative Gain - Discontinued Hedges	-		1.8
Pre-Tax Earnings (GAAP)	$985.2		$899.8

Income Taxes - Core Operating Income	$328.6		$296.6
Tax Benefit on Metavante Transaction Costs	(0.4)		-
Tax Provision on Derivative Gain - Discontinued Hedges	-		0.7
Income Taxes (GAAP)	$328.2		$297.3

Core Operating Income	$666.0	$2.52	$601.4	$2.38
Metavante Transaction Costs, net of tax	(9.0)	(0.03)	-	-
Derivative Gain - Discontinued Hedges, net of tax	-	-	1.1	-
Net Income (GAAP)	$657.0	$2.49	$602.5	$2.38

Average Shareholders' Equity Core Operating Activities			$5,473
Cumulative Derivative Adjustments - Discontinued Hedges, net of tax			(23)
Average Shareholders' Equity (GAAP)			$5,450

Based on GAAP
Efficiency Ratio	61.5%		62.7%
Efficiency Ratio without Metavante	51.1		50.8
Return on Assets	1.52		1.56
Return on Equity	13.48		14.78